 New Directions

Trading Symbol: UBRG.PK	Fall 2008

This newsletter is being tried as a new investor relations tool to keep our known investors and other associated parties informed on the status, progress, changes, and plans for Universal Bioenergy, Incorporated. We value your opinion concerning this service. If you find or think this newsletter service is or would be beneficial, please let IR division know at: blinton@universalbioenergy.com.

Update on Past Events - Universal Bioenergy (Universal) successfully negotiated in September the conversion of debt (promissory notes held by affiliated parties) to an equity position thus improving the company's financial situation. This conversion of debt places Universal in a better position to secure outside financing for working capital that will allow us to begin production and meet our production ramp up plans over the next 6 to 12 months. We are now seeking this outside financing, whether it be debt or equity, to achieve these aims.

In May of this year, Universal received time-limited provisional environmental permits to begin trial batch processing to confirm our Dynamic Vibration Fusion Process (DVFP) and characterize the waste byproducts what would be produced. To achieve this early stage testing, management realized that we would require a feedstock supplier willing to work with us during this phase and be there for future feedstock needs. Finding a suitable supplier was difficult due to the minimum and ongoing purchase requirements that most suppliers stipulate in order to consider doing business with any purchaser, especially a new one. These minimum purchase requirements exceeded Universal's budgeted capital for early stage feedstock supplies and more than we would be able to handle and store or even sell in a timely fashion. We did finally find a company in Canada willing to work with us and supply waste vegetable oil to us for the testing phase and for ongoing production.

Since Universal understands the volatility of commodity pricing, we felt it prudent to pursue a joint venture with this company to secure consistent pricing and supply of feedstock. During the early negotiations, many events transpired that drove the negotiations beyond the time limits set for the environmental permits. We were informed by the State of Mississippi that we would need to reapply for permits before processing could begin. We do not consider this a setback as we are in fact in negotiations for two second-generation processing technologies that have the potential to reduce production costs. This would require some plant modifications to achieve and would require new permits before they could be brought online. We also foresee that it should not take much time to secure permits once required upgrades are made and sufficient working capital is acquired for the ongoing growth of the company.

Present Day Events - As mentioned above, we are in negotiations to secure two second generation processing technologies that stand to reduce production costs. The first is a process that will allow the use of lower cost, higher free fatty acid feedstocks and produce value-added byproducts. These products include a furnace/heating oil and a base oil for producing lubricants. The possessors of this technology have noted to us that such base oils sell for a 20-25% premium above biodiesel prices. Another advantage to this processing technology is that it does not produce glycerol which is quickly becoming a disposal/sales problem for biodiesel manufactures due to the amount available on the market. Although it can still demand $0.20-$0.60 per gallon dependent on purity, the byproducts of this new process technology can demand a higher price.

The second process technology we are negotiating to acquire is one that can reduce operating costs by lowering the reaction temperature. Typical biodiesel production takes place at temperatures around 145 °F (62 °C). This chemically modified process can lower that temperature to 110 °F (43 °C), saving much energy and cost in heating the chemicals. Especially during times of colder weather, this can save substantial energy costs.

Along the lines of energy costs, it is a long term goal of Universal to utilize other alternative energy technologies to reduce the use of utility-based fuel in this and future production plants. To help foster this long term plan, we are formulating a plan to diversify Universal into other alternative energy sectors such as solar, wind, wave, and gasification processes besides maintaining a strong presence in the biodiesel/biofuels marketplace. Although it is in the initial planning stages, we have high hopes for this diversification for greater company stability and future growth. To help the growth aspects of biodiesel/biofuels production, Universal is very interested in diversifying using newer feedstock sources, especially those that have the potential to take biodiesel to a prominent fuel position and not just as a supplemental fuel. The one feedstock source that has the greatest potential is algae.

Algae are microscopic organisms that can be tailored to produce large quantities of feedstock substances ranging from carbohydrates for ethanol production to what is more pertinent to us, plant-like oils for biodiesel and similar fuel production. Algae has the potential to produce 5,000 to 15,000 gallons or more of feedstock algal oil per acre per year compared to the normal staple feedstock in the U.S. of soy beans which produce approximately 50 gallons of soy oil per acre per year on average. It should be easy to see the potential that this feedstock has for fuel production and energy independence for the future. Universal has already begun investigating and contacting potential candidates to find one suited to Universal's goals and plans for feedstock diversification and growth.

Diversification is key in this economic environment, and we at Universal recognize this. To help build a more diverse product offering, Universal is developing a plan to provide consulting services to the biodiesel and biofuel feedstock industries. With the small staff we have at present, we will likely require subcontractors for certain aspects of a project, but being in contact with groups and companies that are interested in building and producing biofuels and growing feedstock crops can open up new opportunities for Universal such as joint ventures, management contracts, contract refining services, secure feedstock sources, etc. Consulting could add many new directions for the company.

The Future - As can be seen above, Universal is working on many aspects to build a stronger more prosperous company. These projects should allow Universal to take the Mississippi plant from the nearly completed 10 million gallon per year capacity to the next stage of 20 million gallon per year and final expansion to the 30-50 million gallon per year plant production capacity. As we begin to reach these higher production capacity levels, management feels that we will exceed the local and regional demand for our production and will then work to take advantage of the export market to Europe, Asia, and other regions as the demand for diesel and biodiesel are higher in other regions of the globe and thus command premium pricing.

Changing our look: Universal is also planning to change our look to better incorporate the "green" energy idea and trends into a better visual perception of the company. We feel it is bolder, stronger, commanding, and has more impact. Below are the old and new respectively. Hope you like the change.

The Old

The New

We hope this brief newsletter has given you a sufficient update as to recent events, present day happenings, and the future direction of Universal Bioenergy. For any further information, you may contact Dr. Craven at 662-963-3333 or Bo Linton (Investor Relations) at 601-653-5186.

Disclaimer
Certain statements contained within this press release contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. When used in this press release, web site, or other means of communication, the words "expects," "anticipates," "believes," "plans," "will" and similar expressions are intended to identify forward-looking statements. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, including product releases and marketing efforts, are forward-looking statements that involve risks and uncertainties. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Some of these risks include, but are not limited to, adequacy of cash and our need for future financing, the demand for our products and our dependence on key personnel. These forward-looking statements speak only as of the date hereof. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in prior disclosures to investors. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.